UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 26, 2018

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant.)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.        Other Events.
As previously disclosed, Georgia Power Company (“Georgia Power”), Oglethorpe Power Corporation (“OPC”), the Municipal Electric Authority of Georgia (“MEAG”), and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (“Dalton” and, together with Georgia Power, OPC, and MEAG, the “Vogtle Owners”), were required to conduct a vote to continue construction of Plant Vogtle Units 3 and 4, pursuant to their joint ownership agreements (the “Vogtle Joint Ownership Agreements”).
On September 26, 2018, the Vogtle Owners received the required vote to continue construction of Plant Vogtle Units 3 and 4. In connection with the vote to continue construction, Georgia Power entered into (i) a term sheet (the “Vogtle Owner Term Sheet”) with the other Vogtle Owners and MEAG’s wholly-owned subsidiaries MEAG Power SPVJ, LLC (“MEAG SPVJ”), MEAG Power SPVM, LLC (“MEAG SPVM”), and MEAG Power SPVP, LLC (“MEAG SPVP”) to take certain actions which partially mitigate potential financial exposure for the other Vogtle Owners, including amendments to the Vogtle Joint Ownership Agreements and the purchase of production tax credits (“PTCs”) from the other Vogtle Owners, and (ii) a term sheet (the “MEAG Term Sheet” and, together with the Vogtle Owner Term Sheet, the “Term Sheets”) with MEAG and MEAG SPVJ to provide funding with respect to MEAG SPVJ’s ownership interest in Plant Vogtle Units 3 and 4 (“Project J”) under certain circumstances. The terms of the Term Sheets will be reflected in definitive agreements.
Amendments to the Vogtle Joint Ownership Agreements
Pursuant to the Vogtle Owner Term Sheet, the Vogtle Owners would amend the Vogtle Joint Ownership Agreements to provide as follows:

•
each Vogtle Owner would be obligated to pay its proportionate share of construction costs for Plant Vogtle Units 3 and 4 based on its ownership interest up to (A) the estimated cost at completion (“EAC”) for Plant Vogtle Units 3 and 4 which forms the basis of Georgia Power’s forecast of $8.4 billion in Georgia Power’s nineteenth Vogtle Construction Monitoring report (the “19th VCM”) filed with the Georgia Public Service Commission (“PSC”) plus (B) $800 million of additional construction costs;

•
Georgia Power will be responsible for 55.7% of any construction costs that exceed the EAC in the 19th VCM by $800 million to $1.6 billion (resulting in $80 million of potential additional costs to Georgia Power), with the remaining Vogtle Owners responsible for 44.3% of such costs pro rata in accordance with their respective ownership interests;

•
Georgia Power will be responsible for 65.7% of any construction costs that exceed the EAC in the 19th VCM by $1.6 billion to $2.1 billion (resulting in a further $100 million of potential additional costs to Georgia Power), with the remaining Vogtle Owners responsible for 34.3% of such costs pro rata in accordance with their respective ownership interests.

If the EAC exceeds the EAC in the 19th VCM by more than $2.1 billion, each of the other Vogtle Owners would have a one-time option to tender a portion of its ownership interest to Georgia Power in exchange for Georgia Power’s agreement to pay 100% of such Vogtle Owner’s remaining share of construction costs in excess of the EAC in the 19th VCM plus $2.1 billion. In this event, Georgia Power would have the option of cancelling the project in lieu of purchasing a portion of the ownership interest of any other Vogtle Owner. If Georgia Power accepts the offer to purchase a portion of another Vogtle Owner’s ownership interest in Plant Vogtle Units 3 and 4, the ownership interest(s) to be conveyed from the tendering Vogtle Owner(s) to Georgia Power would be calculated based on the proportion of the cumulative amount of construction costs paid by each such tendering Vogtle Owner(s) and by Georgia Power as of the commercial operation date of Plant Vogtle Unit 4. For purposes of this calculation, payments made by Georgia Power on behalf of another Vogtle Owner in accordance with the second and third bullets above would be treated as payments made by the applicable Vogtle Owner.
In the event the actual costs at completion are less than the EAC reflected in the 19th VCM report and (A) Plant Vogtle Unit 3 is placed in service by the currently scheduled date of November 2021 or (B) Plant Vogtle Unit 4 is placed in service by the currently scheduled date of November 2022, Georgia Power would be entitled to 60.7% of the cost savings with respect to the relevant unit and the remaining Vogtle Owners would be entitled to 39.3% of such savings on a pro rata basis in accordance with their respective ownership interests.
For purposes of all of the foregoing provisions, construction costs would not include costs (i) resulting from force majeure events, (ii) legal fees and legal expenses incurred due to litigation with contractors or subcontractors that are not subsidiaries or affiliates of The Southern Company (“Southern Company”), and (iii) additional costs caused by Vogtle Owner requests other than Georgia Power, except for the exercise of a right to vote granted under the Vogtle Joint Ownership Agreements, that increase costs by $100,000 or more.
Under the Vogtle Owner Term Sheet, the provisions of the Vogtle Joint Ownership Agreements requiring that Vogtle Owners holding 90% of the ownership interests in Plant Vogtle Units 3 and 4 vote to continue construction following certain “Project Adverse Events”

would be amended. In particular, an increase in the construction cost estimate for Plant Vogtle Units 3 and 4 would no longer constitute a “Project Adverse Event” and thus would no longer require a vote. In addition, the “Project Adverse Event” relating to disallowances of cost recovery by Georgia Power would be amended to exclude any additional amounts paid by Georgia Power on behalf of the other Vogtle Owners pursuant to the Vogtle Owner Term Sheet provisions described above and the first 6% of costs during any six-month VCM reporting period that are disallowed by the Georgia PSC for recovery, or for which Georgia Power elects not to seek cost recovery, through retail rates. Under the Vogtle Owner Term Sheet, the Vogtle Joint Ownership Agreements would be further revised to provide that Georgia Power may cancel the project at any time in its sole discretion.
The Vogtle Joint Ownership Agreements also would be amended to provide that if the holders of at least 90% of the ownership interests fail to vote in favor of continuing the project following any future “Project Adverse Event,” work on Plant Vogtle Units 3 and 4 would continue for a period of 30 days if the holders of more than 50% of the ownership interests vote in favor of continuing construction (the “Majority Voting Owners”). In such a case, the Vogtle Owners (i) would agree to negotiate in good faith towards the resumption of the project, (ii) if no agreement was reached during such 30-day period, the project would be cancelled, and (iii) in the event of such a cancellation, the Majority Voting Owners would be obligated to reimburse any other Vogtle Owner for the costs it incurred during such 30-day negotiation period.
Purchase of PTCs During Commercial Operation
In addition, under the terms of the Vogtle Owner Term Sheet, Georgia Power agreed to purchase additional PTCs from OPC, Dalton, MEAG SPVM, MEAG SPVP, and MEAG SPVJ (to the extent any MEAG SPVJ PTC rights remain after any purchases required under the

MEAG Term Sheet as described below) at varying purchase prices dependent upon the actual cost to complete construction of Plant Vogtle Units 3 and 4 as compared to the EAC included in the 19th VCM report filed with the Georgia PSC. The purchases will be at the option of the applicable Vogtle Owner. The purchases will occur during the month after such PTCs are earned and will be at the following purchase prices: (i) 88% of face value if the actual cost remains at or below the EAC reflected in the 19th VCM; (ii) 91% of face value if the actual cost increases by no more than $299 million over the EAC reflected in the 19th VCM; (iii) 95% of face value if the actual cost increases at least $300 million but less than $600 million over the EAC reflected in the 19th VCM; and (iv) 98% of face value if the actual cost increases by $600 million or more over the EAC reflected in the 19th VCM.
Potential Funding to MEAG Project J
Pursuant to the MEAG Term Sheet, if MEAG SPVJ is unable to make its payments due under the Vogtle Joint Ownership Agreements solely because (i) the conduct of Jacksonville Electric Authority (“JEA”), such as JEA’s continuation of its litigation challenging its obligations under a power purchase agreement with MEAG (“PPA-J”), materially impedes access to capital markets for MEAG for Project J, or (ii) PPA-J is declared void by a court of competent jurisdiction or rejected by JEA under the applicable provisions of the United States Bankruptcy Code (each of (i) and (ii), a “JEA Default”), Georgia Power will purchase from MEAG SPVJ the rights to PTCs attributable to MEAG SPVJ’s share of Plant Vogtle Units 3 and 4 (approximately 206 megawatts) at varying prices dependent upon the stage of construction of Plant Vogtle Units 3 and 4. The purchase price would be (i) 60% of face value (discounted to present value) if prior to mechanical completion of Plant Vogtle Unit 3, (ii) 75% of face value (discounted to present value) if after mechanical completion of Plant Vogtle Unit 3 but before commercial operation, (iii) 85% of face value (discounted to present value) if after commercial operation of Plant Vogtle Unit 3 and prior to mechanical completion of Plant Vogtle Unit 4, (iv) 95% of face value (discounted to present value) if after commercial operation of Plant Vogtle Unit 3 and after mechanical completion of Plant Vogtle Unit 4, and (v) 100% of face value (discounted to present value) if after commercial operation of Plant Vogtle Units 3 and 4. The aggregate purchase price of the PTCs, together with any loans made as described in the next paragraph, shall not exceed $300 million.
At the option of MEAG, as an alternative or supplement to Georgia Power’s purchase of PTCs as described above, Georgia Power has agreed to provide up to $250 million in funding to MEAG for Project J in the form of loans (either advances under the Vogtle Joint Ownership Agreements or the purchase of MEAG Project J bonds), subject to any required approvals of the Georgia PSC and the U.S. Department of Energy (the “DOE”).
In the event MEAG SPVJ certifies to Georgia Power that it is unable to fund its obligations under the Vogtle Joint Ownership Agreements as a result of a JEA Default and Georgia Power becomes obligated to provide funding as described above, MEAG is required to (i) assign to Georgia Power its right to vote on any future “Project Adverse Event,” and (ii) diligently pursue JEA for its breach of PPA-J. In addition, Georgia Power agreed that it will not sue MEAG for any amounts due from MEAG SPVJ under MEAG’s guaranty of MEAG SPVJ’s obligations so long as MEAG SPVJ complies with the terms of the MEAG Term Sheet as to its payment obligations and the other provisions of the Vogtle Joint Ownership Agreements.
Under the terms of the MEAG Term Sheet, Georgia Power may decline to provide any funding in the form of loans, including in the event of a failure to receive any required Georgia PSC or DOE approvals, and cancel the project in lieu of providing such loan funding.

The ultimate outcome of these matters cannot be determined at this time.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the negotiation and execution of definitive agreements related to the Vogtle Owner vote and the cost and schedule for Plant Vogtle Units 3 and 4. Southern Company and Georgia Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s and Georgia Power’s Annual Reports on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarter ended June 30, 2018 and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: state and federal rate regulations and the impact of pending and future rate cases and negotiations; the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; current and future litigation or regulatory investigations, proceedings, or inquiries; available sources and costs of fuels; effects of inflation; the ability to control costs and avoid cost and schedule overruns during the development, construction, and operation of facilities, including Plant Vogtle Units 3 and 4 which includes components based on new technology that is just beginning initial operation in the global nuclear industry at scale, including changes in labor costs, availability, and productivity, challenges with management of contractors, subcontractors, or vendors, adverse weather conditions, shortages, increased costs or inconsistent quality of equipment, materials, and labor, including any changes related to imposition of import tariffs, contractor or supplier delay, non-performance under construction, operating, or other agreements, operational readiness, including specialized operator training and required site safety programs, unforeseen engineering or design problems, start-up activities (including major equipment failure and system integration), and/or operational performance; the ability to construct facilities in accordance with the requirements of permits and licenses (including satisfaction of U.S. Nuclear Regulatory Commission (“NRC”) requirements), to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; advances in technology; legal proceedings and regulatory approvals and actions related to Plant Vogtle Units 3 and 4, including Georgia PSC approvals and NRC actions; interest rate fluctuations and financial market conditions and the results of financing efforts; changes in Southern Company’s or Georgia Power’s credit ratings, including impacts on interest rates, access to capital markets, and collateral requirements; and the impacts of any sovereign financial issues, including impacts on interest rates, access to capital markets, impacts on foreign currency exchange rates, counterparty performance, and the economy in general, as well as potential impacts on the benefits of DOE loan guarantees. Southern Company and Georgia Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2018	THE SOUTHERN COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

GEORGIA POWER COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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